Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion, Equitable Financial Corp., a newly formed Maryland corporation to become the holding company for Equitable Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by Equitable Bank’s voting depositors. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Equitable Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•                  The proceeds resulting from the sale of stock will support our business strategy.

•                  There will be no change to account numbers, interest rates or other terms of your accounts at Equitable Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•                  You will continue to enjoy the same services with the same Board of Directors, management and staff.

•                  Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible Equitable Bank depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $8.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Equitable Bank’s main office located at 113 North Locust Street, Grand Island, Nebraska, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as an Equitable Bank customer.

Sincerely,

Thomas E. Gdowski
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Equitable Financial Corp., a newly formed Maryland corporation to become the holding company for Equitable Bank, is offering shares of its common stock for sale at a price of $8.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor as of the close of business on either September 30, 2013 or March 31, 2015, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Equitable Bank’s main office located at 113 North Locust Street, Grand Island, Nebraska, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on                           , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Equitable Financial Corp. stockholder.

Sincerely,

Thomas E. Gdowski
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Equitable Financial Corp., a newly formed Maryland corporation to become the holding company for Equitable Bank, is offering shares of its common stock for sale at a price of $8.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Equitable Financial Corp. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Equitable Bank’s main office located at 113 North Locust Street, Grand Island, Nebraska, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on                   , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Equitable Financial Corp. stockholder.

Sincerely,

Thomas E. Gdowski
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Keefe, Bruyette & Woods, a Stifel Company has been retained by Equitable Financial Corp. as selling agent in connection with the offering of Equitable Financial Corp. common stock offering.

At the request of Equitable Financial Corp., we are enclosing materials regarding the offering of shares of Equitable Financial Corp. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR PROMPT VOTE.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE VOTE EACH CARD.

THERE ARE NO

DUPLICATE CARDS!

THANK YOU!

PGO

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or follow the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE CONVERSION WILL CHANGE OUR FORM OF

CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN

CHANGES TO BANK STAFF, MANAGEMENT OR YOUR

DEPOSIT ACCOUNTS OR LOANS. DEPOSIT ACCOUNTS WILL

CONTINUE TO BE INSURED BY THE FDIC,

UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

AGAINST THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

You may receive a courtesy telephone call. Please feel free to ask questions.

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR EQUITABLE BANK DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN

OF CONVERSION AND REORGANIZATION

(THE “PLAN”).

In order to implement the Plan,

we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at Equitable Bank. Deposit accounts will continue

to be insured by the FDIC, up to maximum legal limits. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG3

21APR201517312872 REVOCABLE PROXY EQUITABLE FINANCIAL MHC SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQUITABLE FINANCIAL MHC FOR A SPECIAL MEETING TO BE HELD ON , 2015 The undersigned depositor of Equitable Bank (the ‘‘Bank’’) hereby appoints the Board of Directors of Equitable Financial MHC (the ‘‘Mutual Holding Company’’), with full power of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of the Mutual Holding Company (the ‘‘Meeting’’) to be held at , Grand Island, Nebraska 68801 at , Central Time, on , 2015, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows: 1. The approval of a plan of conversion and reorganization whereby the Mutual Holding Company and Equitable Financial Corp. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the attached proxy statement; and Such other business as may properly come before the Special Meeting or any adjournment thereof. Note: The Board of Directors is not aware of any other business to come before the Special Meeting. IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO CHOICE IS MADE, A SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Mutual Holding Company at said Meeting of the depositor’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect. IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED PROXY RETURN ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY INTERNET OR BY TELEPHONE. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF EQUITABLE FINANCIAL CORP. STOCK IN THE STOCK OFFERING (Continued on the reverse side.) --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- Detach the proxy voting card here Your Board of Directors recommends that you vote ‘‘FOR’’ the Approval of the Plan of Conversion and Reorganization. Your ‘‘FOR’’ Vote Is Very Important! NOT VOTING HAS THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN OF CONVERSION AND REORGANIZATION. PLEASE VOTE ALL PROXY CARDS RECEIVED. A detachable Stock Order Form is on the facing page.

29OCT200417080260 29OCT200417080260 29OCT200417080260 22APR201509130534 CONTROL NUMBER REVOCABLE PROXY CARD Please vote by marking one of the boxes as shown FOR AGAINST 1. The approval of the plan of conversion and reorganization of Equitable Financial MHC. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Equitable Financial MHC called for , , 2015 and an attached Proxy Statement for the Special Meeting before voting this Proxy Card. NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE VOTE ALL OF THEM. NONE ARE DUPLICATES. Signature(s) Date NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation or partnership Proxy Cards should be signed by an authorized officer. ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- Detach the proxy voting card here YOUR PROMPT VOTE IS IMPORTANT! Internet voting is a quick and simple way to vote, available through 11:59 P.M., Eastern Time, on , 2015. VOTE BY INTERNET VOTE BY TELEPHONE VOTE BY MAIL www.myproxyvotecounts.com 1-( ) - Use the Internet to vote your proxy. Have your Proxy Card in hand. You Mark, sign and date your Have your Proxy Card in hand when will be prompted to enter your 12 Proxy Card and return you access the website. You will be OR digit control number, located in the OR it in the postage-paid prompted to enter online your 12 shaded box above. Each Proxy Proxy Reply Envelope digit control number, located in the Card has a unique control number. provided. shaded box above. Each Proxy Card has a unique control number. If you vote by Internet or telephone, you do NOT need to return your Proxy Card by mail. NOT VOTING HAS THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN OF CONVERSION AND REORGANIZATION. PLEASE VOTE ALL PROXY CARDS RECEIVED. A detachable Stock Order Form is on the facing page.

Questions and Answers

About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.                                   What is the conversion and offering?

A.                                    Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the partially public mutual holding company form of ownership to the fully public stock holding company form of ownership. At December 31, 2014, Equitable Financial MHC owned 57.0% of the common stock of Equitable Financial Corp., the federal corporation. (“Old Equitable”). The remaining 43.0% of the common stock was owned by public stockholders. As a result of the conversion, our newly formed corporation, also named Equitable Financial Corp., the Maryland corporation (“New Equitable”) will own Equitable Bank. Shares of common stock of New Equitable representing the ownership interest of Equitable Financial MHC in Old Equitable are currently being offered for sale.

At the completion of the conversion, public stockholders of Old Equitable will exchange their shares of common stock for newly issued shares of common stock of New Equitable, maintaining their approximate percentage ownership in our organization immediately prior to the conversion.

At the completion of the conversion, 100% of the common stock of New Equitable will be owned by public stockholders. Equitable Financial MHC’s shares of Old Equitable will be cancelled, and Old Equitable and Equitable Financial MHC will cease to exist.

Q.                                   What are the reasons for the conversion and offering?

A.                                    Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (i) enhance our regulatory capital position; (ii) transition Equitable Bank to a more familiar and flexible holding company structure; (iii) improve the liquidity of our shares of common stock; and (iv) facilitate future mergers and acquisitions.

Q.                                   Is Equitable Bank considered “well-capitalized” for regulatory purposes?

A.                                    Yes. As of December 31, 2014, Equitable Bank was considered “well-capitalized” for regulatory purposes.

Q.                                   Will customers notice any change in Equitable Bank’s day- to-day activities as a result of the conversion and offering?

A.                                    No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, and staff as a result of the conversion. Equitable Bank will continue to operate as an independent bank.

Q.                                   Will the conversion and offering affect customers’ deposit accounts or loans?

A.                                    No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by stockholders and voting depositors.

Q.                                   Why should I vote “For” the Plan?

A.                                    Your vote “For” the Plan is extremely important to us. Each voting depositor of Equitable Bank received a Proxy Card attached to a Stock Order Form. These depositor packages also include a Proxy Statement describing the Plan. The Plan cannot be implemented without stockholder and depositor approval.  Our Board of Directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase common stock during the offering.

Q.                                   What happens if I don’t vote?

A.                                    Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot complete the conversion and the related stock offering.

Q.                                   How do I vote?

A.                                    Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.                                   How many votes are available to me?

A.                                    Depositors at the close of business on               , 2015 are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.                                   Why did I receive more than one Proxy Card?

A.                                    If you had more than one deposit account on                 , 2015, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.                                   More than one name appears on my Proxy Card. Who must sign?

A.                                    The names reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.                                   How many shares are being offered and at what price?

A.                                    New Equitable is offering for sale between 1,275,000 and 1,725,000 shares of common stock (subject to increase to 1,983,750 shares) at $8.00 per share. No sales commission will be charged to purchasers.

Q.                                   Who is eligible to purchase stock during the stock offering?

A.                                    Pursuant to our Plan, non-transferable rights to subscribe for shares of New Equitable common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Equitable Bank with aggregate balances of at least $50 at the close of business on September 30, 2013;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Equitable Bank with aggregate balances of at least $50 at the close of business on March 31, 2015; and

Priority #4 — Depositors of Equitable Bank at the close of business on               , 2015.

Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Hall, Lincoln and Douglas Counties, Nebraska and then to Old Equitable’s public stockholders as of                 , 2015. Remaining shares may be offered to members of the general public.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Offering.

Q.                                   I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A.                                   No...subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.                                   How may I buy shares during the Subscription and Community Offerings?

A.                                    Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Equitable Bank’s main office located at 113 North Locust Street, Grand Island, Nebraska, or by mail using the Stock Order Reply Envelope provided. Please do not mail Stock Order Forms to Equitable Bank’s branch offices.

Q.                                   What is the deadline for purchasing shares?

A.                                    To purchase shares in the Subscription and Community Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m., Central Time, on                         , 2015. Acceptable methods for delivery of Stock Order Forms are described above.

Q.                                   How may I pay for the shares?

A.                                    Payment for shares can be remitted in two ways:

(1)                                 By personal check, bank check or money order, payable to Equitable Financial Corp. These will be deposited upon receipt. We cannot accept wires or third party checks. Equitable Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)                                 By authorized deposit account withdrawal of funds from your Equitable Bank deposit account(s). The Stock Order Form section entitled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check- writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Equitable Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.                                   Will I earn interest on my funds?

A.                                    Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of       % per annum from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Equitable Bank deposit account(s), your funds will continue earning interest within the account, at the account’s contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.                                   Are there limits to how many shares I can order?

A.                                    Yes. The minimum order is 25 shares ($200). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 37,500 shares ($300,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 37,500 shares ($300,000) in all categories of the offerings combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.                                   May I use my Equitable Bank individual retirement account (“IRA”) to purchase shares?

A.                                    You may use funds currently held in retirement accounts with Equitable Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Equitable Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the                     , 2015 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.                                   May I use a loan from Equitable Bank to pay for shares?

A.                                    No. Equitable Bank, by regulation, may not extend a loan for the purchase of New Equitable common stock during the offering. Similarly, you may not use existing Equitable line of credit checks to purchase stock during the offering.

Q.                                   May I change my mind after I place an order to subscribe for stock?

A.                                    No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond                   , 2015, or the number of shares of common stock to be sold is increased to more than 1,983,750 shares or decreased to less than 1,275,000 shares.

Q.                                   Are directors and executive officers of Equitable Bank planning to purchase stock?

A.                                    Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 43,550 shares ($348,400) or approximately 3.4% of the shares to be sold in the offering at the minimum of the offering range.

Q.                                   Will the stock be insured?

A.                                    No. Like any common stock, New Equitable’s stock will not be insured.

Q.                                   Will dividends be paid on the stock?

A.                                    Following completion of the stock offering, New Equitable’s Board of Directors will have the authority to declare dividends on shares of its common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. Any determination to pay dividends on our common stock will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant. Our ability to pay dividends to stockholders may depend, in part, upon capital distributions we receive from Equitable Bank.

Q.                                   How will New Equitable shares trade?

A.                                    Upon completion of the conversion and offering, we expect transactions in the shares of New Equitable will be traded on the Nasdaq Capital Market under the symbol “EQFN.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell New Equitable shares in the future.

Q.                                   If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A.                                    All shares of New Equitable common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.                                   What is the share exchange?

A.                                    The outstanding shares of Old Equitable common stock held by public stockholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of New Equitable common stock. The number of shares of New Equitable common stock to be received by stockholders will depend on the number of shares sold in the offering.

WHERE TO GET MORE INFORMATION

Q.                                   How can I get more information?

A.                                    For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(      )       -        , from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Equitable Financial Corp. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Equitable Financial Corp. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive is subject to the allocation provisions of the Plan of Conversion and Reorganization, as well as other conditions and limitations described in the Equitable Financial Corp. Prospectus dated                     , 2015. Refer to the Equitable Financial Corp. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website:  https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: Order #: Number of Shares Requested: Offering Category: (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

•                  Depositors of Equitable Bank with aggregate balances of at least $50 at the close of business on September 30, 2013;

•                  Equitable Bank’s tax-qualified employee benefit plans (ESOP and 401(k) plan);

•                  Depositors of Equitable Bank with aggregate balances of at least $50 at the close of business on                 , 2015; and

•                  Depositors of Equitable Bank at the close of business on                       , 2015.

COMMUNITY OFFERING

•                  Natural persons, including trusts of natural persons, residing in Hall, Lincoln and Douglas Counties, Nebraska;

•                  Equitable Financial Corp.’s public stockholders as of                       , 2015; and

•                  General Public

Thank you for your order,

EQUITABLE FINANCIAL CORP.

STOCK INFORMATION CENTER

1-(      )       -

FINAL REMINDER PROXYGRAM (if needed)

[Equitable Bank Letterhead]

(Depending on vote status and number of days until the special meeting of depositors, this can be mailed.  It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard.  Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and Reorganization.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below.  A representative of Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone.  This is the quickest way to cast your vote.  You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry.  Your vote will not be counted twice.

VOTING HOTLINE:

1-             (  )            -          (toll-free)

DAYS/HOURS:

Monday  —   Friday

a.m. to          p.m., Central Time

I appreciate your participation.

Sincerely,

Thomas E. Gdowski

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by Equitable Bank, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch.]

HAVE YOU VOTED YET?

We would like to remind voting depositors to vote on our Plan of Conversion and Reorganization.

•                  The Plan will not result in changes to our staff or your account relationships with Equitable Bank.

•                  Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•                  Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time Monday through Friday.

Our Information Center is closed on bank holidays.

[Equitable Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER — BUY (Optional)

******************************

OUR SUBSCRIPTION STOCK OFFERING EXPIRES                         , 2015

We are conducting a subscription offering of shares of our common stock

UP TO 1,725,000 SHARES

COMMON STOCK

(subject to increase to 1,983,750 shares)

$8.00 Per Share

THIS SUBSCRIPTION OFFERING EXPIRES AT 1:00 P.M., CENTRAL TIME,

ON                           , 2015

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Equitable Financial Corp. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting.  Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call Laurel Hill Advisory Group,
our Independent Voting Agent, at 1-(      ) -      -
(toll-free), Monday through Friday,
         a.m. to          p.m.

If you are unsure whether you voted already, please call.  Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN.

THANK YOU!

[Equitable Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on our organization’s Plan of Conversion and Reorganization.  If you received a Proxy Card(s), but have not voted, please do so.  If you have questions about voting, call our Information Center, toll-free, at 1-(      )       -        , Monday through Friday, 9:00 a.m. to 3:00 p.m., Central Time. The Information Center is closed on bank holidays.

[Equitable Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE — (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our depositors as of                       , 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s).  We hope that you will vote “FOR” the Plan.  If you have questions about voting, please call our Information Center, toll-free, at 1-(      )       -        , Monday through Friday, 9:00 a.m. to 3:00 p.m., Central Time.  The Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK — (Optional)

HAVE YOU VOTED YET?

Our depositors and stockholders as of                     , 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization.  If you have not yet voted, a quick way to do so is to click on the link below.  This will link you to a confidential voting site.

DEPOSITORS VOTE HERE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online.  Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

STOCKHOLDERS VOTE HERE NOW www.

RECORDED MESSAGE TO HIGH VOTE DEPOSITORS

(This automatic dial message, meant to encourage voting depositors to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Tom Gdowski, President and CEO of Equitable Bank calling with a quick message.  Within the next few days, you will be receiving a package or packages from us about our stock offering and asking you to vote on an item of importance to our bank and our valued depositors.  Please help us by opening the package and voting PROMPTLY.  The materials will include a phone number to call if you have questions.

Thank you for voting.  We appreciate your business and look forward to continuing to serve you as a customer of Equitable Bank.”

EMAIL VOTE REMINDER — (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials.  Suggestion: email this on [Date].)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were a Equitable Bank depositor on                               , 2015, you recently received a large white envelope containing proxy materials requesting your vote on our Plan of Conversion and Reorganization (the “Plan”).

If you have not yet voted, please promptly vote each Proxy Card you received.  None are duplicates!  Proxy Cards describe the simple procedures for voting by mail, phone or Internet.

Without sufficient favorable votes, we cannot implement the Plan.  NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Do you have questions about the Plan or voting?

Please call our Information Center, toll-free, at 1-(      )       -        , Monday through Friday, 9:00 a.m. to 3:00 p.m., Central Time.  The Information Center is closed on bank holidays.

We appreciate your participation.

COMMUNITY MEETING INVITATION- (Optional)

[included in initial mailing package]

EQUITABLE FINANCIAL CORP. [LOGO]

You’re Invited!

You are cordially invited to an Informational Meeting to learn more about the offering of Equitable Financial Corp. common

stock and the business of Equitable Bank.

Senior officers of Equitable Bank will present information

and answer your questions.

DATE

TIME

PLACE

ADDRESS

FOR RESERVATIONS, PLEASE CALL:

Equitable Financial Corp.

Stock Information Center

toll-free at 1-(      )      -         ,

From 9:00 a.m. to 3:00 p.m., Central Time,

Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some market areas]

EQUITABLE FINANCIAL CORP. [LOGO]

Proposed Holding Company for Equitable Bank

UP TO 1,725,000 SHARES

COMMON STOCK

(subject to increase to 1,983,750 shares)

$8.00 Per Share

Purchase Price

Equitable Financial Corp. is conducting an offering of its common stock.  Shares may be purchased directly from Equitable Financial Corp., without sales commission, during the offering period.

You Are Cordially Invited…

To an informational meeting to learn about the offering of Equitable Financial Corp. common stock and the business of Equitable Bank

[DATE]

  :00 p.m.

[Location]

[Street]

[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday.

The Stock Information Center is closed on bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME, ON               , 2014.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

EQUITABLE FINANCIAL CORP. [LOGO]

Proposed Holding Company for Equitable Bank

UP TO 1,725,000 SHARES

COMMON STOCK

(subject to increase to 1,983,750 shares)

$8.00 Per Share

Purchase Price

Equitable Financial Corp. is conducting an offering of its common stock.  Shares may be purchased directly from Equitable Financial Corp., without sales commission, during the offering period.

This offering expires at 1:00 p.m., Central Time, on                    , 2015.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(      )       -        ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.